Consent of Independent Registered Public Accounting Firm

Gulf Resources, Inc.

No. 99, Wenchang Road

Chenming Industrial Park

Shouguang City

Shandong

China

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-177835 dated November 9, 2011) of Gulf Resources, Inc. and in the related Prospectus included therein, of our report dated March 16, 2011, relating to the consolidated financial statements of Gulf Resources, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO Limited

BDO Limited

Hong Kong

March 15, 2012